JOHN P. ALDRICH
Nevada Bar No. 6877
ALDRICH LAW FIRM, LTD.
7866 West Sahara Avenue
Las Vegas, Nevada 89117
Telephone: (702) 853-5490
Facsimile: (702) 227-1975
jaldrich@johnaldrichlawfirm.com

Local Counsel for Plaintiff Nicholas R. Ingrao

DISTRICT COURT
CLARK COUNTY, NEVADA

NICHOLAS R. INGRAO, derivatively on Behalf of CELSIUS HOLDINGS, INC.,

Plaintiff,

v.

JOHN FIELDLY, EDWIN NEGRON-CARBALLO, NICHOLAS CASTALDO, CAROLINE LEVY, HAL KRAVITZ, ALEXANDRE RUBERTI, CHERYL S. MILLER, DAMON DESANTIS, JOYCE RUSSELL,

Defendants,

and

CELSIUS HOLDINGS, INC.,

Nominal Defendant.

Case No.: A-23-873736-C
Dept. No.: 6

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the "Stipulation") dated December 2, 2024, is entered into by and among the following settling Parties (defined herein) through their respective counsel: (i) stockholder Nicholas R. Ingrao ("Ingrao"), plaintiff in the above-captioned shareholder derivative action brought on behalf of Celsius Holdings, Inc. ("Celsius" or the "Company"), styled *Ingrao v. Fieldly, et al.*, No. A-23-873736-C (Clark. Cty., Nev.) (the "*Ingrao* Action"); (ii) stockholder Doreen R. Lampert ("Lampert"), plaintiff in the shareholder derivative action brought on behalf of Celsius, styled *Lampert v. Fieldly, et al.*, Case No. 3:23-cv-00017-ART-CSD (D.

Nev.) (the "*Lampert* Action"); (iii) stockholders Jennifer Hammond ("Hammond") and Dana Hepworth ("Hepworth"), plaintiffs in the shareholder derivative action brought on behalf of Celsius, styled *Hammond, et al., v. Fieldly, et al.*, Case No. 2:24-cv-00711-JAD-NJK (D. Nev.) (the "*Hammond* and *Hepworth* Action") (the *Ingrao* Action, *Lampert* Action, and the *Hammond* and *Hepworth* Action are collectively referred to herein as the "Derivative Actions," and plaintiffs Ingrao, Lampert, Hammond, and Hepworth are collectively referred to herein as "Plaintiffs"); (iv) John Fieldly ("Fieldly"), Edwin Negron-Carballo ("Negron-Carballo"), Nicholas Castaldo ("Castaldo"), Caroline Levy ("Levy"), Hal Kravitz ("Kravitz"), Alexandre Ruberti ("Ruberti"), Cheryl S. Miller ("Miller"), Damon DeSantis ("DeSantis"), Joyce Russell ("Russell"), and James Lee ("Lee") (collectively referred to herein as the "Individual Defendants"); and (vi) nominal defendant Celsius (together with Plaintiffs and the Individual Defendants, collectively referred to herein as the "Parties"). This Stipulation is intended by the Parties to fully, finally and forever resolve, discharge and settle the Released Claims, subject to the approval of the Eighth Judicial District Court, Clark County, Nevada (the "Court").[1]

I. THE LITIGATION

A. Procedural History of the Derivative Actions

1. The *Lampert* Action

On January 11, 2023, the *Lampert* Action was filed in the U.S. District Court for the District of Nevada on behalf of nominal defendant Celsius, naming as defendants the Individual Defendants (with the exception of defendant Lee) and alleging claims for violation of Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act"), and for breach of fiduciary duty, insider selling, and unjust enrichment under Nevada law.

On April 13, 2023, the District of Nevada granted the parties' stipulation providing for a stay of the *Lampert* Action pending the outcome of the related securities class action, styled *City of Atlanta Police Officers' Pension Plan and City of Atlanta Firefighters' Pension Plan v. Celsius*

[1] Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section I herein titled "Definitions."

Holdings, Inc., et al., Case No. 9:22-CV-80418-MIDDLEBROOKS (S.D. Fla.) (the "Securities Class Action").[2] The stay in the *Lampert* Action was subsequently extended by Orders of the District of Nevada on March 5, 2024, May 3, 2024, July 9, 2024, September 3, 2024, and October 7, 2024.

2. The *Ingrao* Action

On July 10, 2023, the *Ingrao* Action was filed in this Court on behalf of nominal defendant Celsius, naming as defendants the Individual Defendants (with the exception of defendant Lee) and alleging claims for breach of fiduciary duty and unjust enrichment under Nevada law. On September 11, 2023, the Court granted the parties' stipulation providing for a stay of the *Ingrao* Action pending the outcome of the Securities Class Action. The stay in the *Ingrao* Action was subsequently extended by Orders of this Court on March 5, 2024, May 3, 2024, July 3, 2024, September 3, 2024, and October 4, 2024.

3. The *Hammond* and *Hepworth* Action

On May 19, 2023, plaintiff Hammond initiated a derivative action on behalf of Celsius in the U.S. District Court for the Southern District of Florida, styled *Hammond v. Fieldly, et al.*, Case No. 23-80797-CV-MIDDLEBROOKS (S.D. Fla.) (the "*Hammond* Florida Action"), and naming as defendants the Individual Defendants. On March 6, 2024, the parties to the *Hammond* Florida Action filed a stipulation and proposed order of dismissal in the *Hammond* Florida Action, with the stated intention of refiling the derivative claims in Nevada, following the dismissal of the *Hammond* Florida Action, pursuant to the forum selection provision of the Company's Bylaws. Thereafter, on March 11, 2024, the Southern District of Florida dismissed the *Hammond* Florida Action without prejudice.

---

[2] On March 22, 2023, in the Securities Class Action the U.S. District Court for the Southern District of Florida entered an order adopting the report and recommendation granting in part, and denying in part, a motion to dismiss the Securities Class Action. On July 12, 2023, the parties in the Securities Class Action reached an agreement in principle to settle that action for $7.9 million. On July 17, 2023, the parties in the Securities Class Action filed a notice advising the Southern District of Florida of the proposed settlement.

On July 12, 2023, plaintiff Hepworth initiated a derivative action on behalf of Celsius in the U.S. District Court for the Southern District of Florida, styled *Hepworth v. Fieldly, et al.*, Case No. 9:23-cv-81020 (S.D. Fla.) (the "*Hepworth* Florida Action"), against the Individual Defendants. On March 6, 2024, the parties to the *Hepworth* Florida Action filed a stipulation and proposed order of dismissal in the *Hepworth* Florida Action, with the stated intention of refiling the derivative claims in Nevada, following the dismissal of the *Hepworth* Florida Action, pursuant to the forum selection provision of the Company's Bylaws. Thereafter, on March 11, 2024, the Southern District of Florida dismissed the *Hepworth* Florida Action without prejudice.

On April 11, 2024, plaintiffs Hammond and Hepworth filed the *Hammond* and *Hepworth* Action in the U.S. District Court for the District of Nevada on behalf of nominal defendant Celsius, naming as defendants the Individual Defendants, and alleging claims for violation of Section 10(b) of the Exchange Act, and for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, and waste of corporate assets under Nevada law. On September 5, 2024, the Court granted the parties' stipulation providing for a stay of the *Hammond* and *Hepworth* Action pending consummation of a proposed settlement. The *Hammond* and *Hepworth* Action was subsequently extended by Order of the District of Nevada on October 29, 2024.

As set forth below, Plaintiffs agree to be bound by the terms of this Stipulation.

B. <u>Settlement Discussions and Mediation</u>

In October 2023, counsel for the Parties commenced negotiations in an attempt to resolve the claims in the Derivative Actions. The negotiations between the Parties continued for several months as the Parties, by and through their undersigned attorneys, engaged in good faith, arm's-length discussions regarding the possible settlement of the Derivative Actions. The Parties engaged in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue. The Parties debated their competing views of the essential facts, legal claims and defenses, and the broad range of possible litigation outcomes. The Parties also discussed a range of remedial options and were able to agree on a set of principles and target areas for corporate governance enhancements to be fleshed out through further negotiations.

On August 6, 2024, following the exchange of numerous settlement proposals and counterproposals, the Parties were able to reach an agreement in principle on the material substantive terms of a global settlement of the Derivative Actions and the terms of the corporate governance reforms detailed herein. On August 15, 2024, the Parties executed a term sheet (the "Term Sheet") memorializing those material substantive terms and the terms of the corporate governance reforms, subject only to the good faith negotiation and execution of this Stipulation.

Following the execution of the Term Sheet, the Parties commenced negotiations regarding an appropriate amount of attorneys' fees and expenses for Plaintiffs' Counsel. In connection therewith, on August 21, 2024, the Parties participated in a full-day, in-person mediation in New York City (the "Mediation") overseen by Michelle Yoshida ("Ms. Yoshida" or the "Mediator") of the dispute resolution firm Phillips ADR Enterprises ("PADRE"), concerning the amount of attorneys' fees and expenses to be paid to Plaintiffs' Counsel in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Derivative Actions. Ms. Yoshida, a nationally recognized mediator with extensive experience mediating complex shareholder disputes similar to the Derivative Actions, was provided with the substantive terms of the Settlement in advance of the Mediation. Following a full day of negotiations, and after the Parties had reached an impasse as to this final Settlement term, Ms. Yoshida made a mediator's proposal of $987,500 in attorneys' fees and expenses for Plaintiffs' Counsel, subject to approval by this Court, which all Parties accepted.

The Parties agree that Plaintiffs commenced and pursued the Derivative Actions in good faith. Plaintiffs maintain that entry by Plaintiffs into this Stipulation is not an admission as to the lack of any merit of any claims asserted by Plaintiffs in the Derivative Actions. The Individual Defendants have denied, and continue to deny, that they committed any breach of duty, violated any law, or engaged in any wrongdoing, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and further believe that the Derivative Actions are without merit. The Individual Defendants are entering into this Stipulation to eliminate the uncertainty, burden, and expense of further protracted litigation.

This Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Individual Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Individual Defendants have, or could have, asserted in the Derivative Actions. The Individual Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever.

The Parties believe that the Settlement is in the best interests of Celsius and current Celsius stockholders.

II. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

A. Introduction

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties to this Stipulation, subject to approval of the Court, in consideration of the benefits flowing to the Parties from the Settlement set forth herein, the Derivative Actions shall be fully and finally compromised and settled, that the Released Claims shall be released by the Releasing Parties (as defined in paragraph 1.18 below) as against the Released Parties (as defined in paragraph 1.16 below), and that the Derivative Actions shall be dismissed with prejudice, upon and subject to the following terms and conditions, and further subject to the approval of the Court.

1. Definitions

As used in this Stipulation the following terms have the meanings specified below:

1.1. "Board" means the Board of Directors of Celsius.

1.2. "Corporate Governance Reforms" means the corporate governance reforms set forth in Exhibit A attached to this Stipulation.

1.3. "Court" means the Eighth Judicial District Court, Clark County, Nevada.

1.4. "Current Celsius Stockholder" or "Current Celsius Stockholders" means any and all individuals or entities who are record or beneficial owners of Celsius common stock as of the date of the execution of this Stipulation and who continue to hold their Celsius common stock as of the date of the Settlement Hearing.

1.5. "Defendants' Released Claims" means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys' fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, including Unknown Claims, that Plaintiffs asserted or could have asserted on behalf of nominal defendant Celsius in the Derivative Actions or in any other court, tribunal, forum or proceeding, whether based on state, federal, local, foreign, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, or relate in any way to, or involve, directly or indirectly, (a) the actions, inactions, deliberations, disclosures, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendant Parties (as defined below in paragraph 1.15), relating in any way to any facts, matters, events, circumstances, claims, or allegations alleged or that could have been alleged in the Derivative Actions, or (b) the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Actions.

1.6. "Defendants' Releasing Parties" means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.7. "Derivative Actions" means, collectively, the *Lampert* Action, the *Ingrao* Action, and the *Hammond* and *Hepworth* Action.

1.8. "Final Approval" means the later of (a) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court's Order and Final Judgment (as defined below in paragraph 7.1) approving the Settlement; (b) the date of final affirmance of the Court's Order and Final Judgment on any appeal or reargument or rehearing; or (c) the final dismissal of any appeal.

1.9. "Individual Defendants" means John Fieldly, Edwin Negron-Carballo, Nicholas Castaldo, Caroline Levy, Hal Kravitz, Alexandre Ruberti, Cheryl S. Miller, Damon DeSantis, Joyce Russell, and James Lee.

1.10. "Plaintiffs' Counsel" means (i) Shuman, Glenn & Stecker ("SGS"); (ii) Gainey McKenna & Egleston; (iii) Rigrodsky Law, P.A.; (iv) Grabar Law Office; (v) Aldrich Law Firm, Ltd.; and (vi) Matthew L. Sharp, Ltd.

1.11. "Plaintiffs' Released Claims" means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties' (as defined below in paragraph 1.17) institution, prosecution, or settlement of the Derivative Actions.

1.12. "Plaintiffs' Releasing Parties" means Plaintiffs, Celsius, and all Current Celsius Stockholders, whether acting directly, representatively, or derivatively on behalf of Celsius, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.13. "Released Claim(s)" means Plaintiffs' Released Claims and Defendants' Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include any claims relating to the enforcement of this Stipulation or Settlement or any claims by Celsius or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement.

1.14. "Released Defendant Parties" means all Defendants in the Derivative Actions, and any and all of their and Celsius' respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such.

1.15. "Released Party" or "Released Parties" means each and all of the Released Plaintiff Parties and the Released Defendant Parties.

1.16. "Released Plaintiff Parties" means Plaintiffs and Plaintiffs' Counsel and each of their respective agents, assigns, and related persons.

1.17. "Releasing Parties" means Plaintiffs' Releasing Parties and Defendants' Releasing Parties.

1.18. "Settlement" means the settlement contemplated by this Stipulation.

1.19. "Unknown Claims" means any Released Claim which the Releasing Party does not know or suspect to exist in his, her or its favor at the time of Final Approval of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement.

2. Releases

2.1. Upon Final Approval of the Settlement, Plaintiffs' Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants' Released Claims.

2.2. Upon Final Approval of the Settlement, Defendants' Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties from any and all of the Plaintiffs' Released Claims.

2.3. The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Parties and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE

RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.

2.4. Plaintiffs acknowledge, and the Plaintiffs' Releasing Parties shall be deemed by operation of the entry of the Order and Final Judgment upon Final Approval of the Settlement to have acknowledged, that the foregoing waiver in paragraph 2.3 was expressly bargained for, is an integral term of the Settlement, and was relied upon by each and all of the Released Defendant Parties in entering into the Settlement.

2.5. Nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Stipulation.

3. Settlement Consideration

3.1. The Parties agree that as a direct result of Plaintiffs' investigation, initiation and litigation of the Derivative Actions, in consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, Celsius will implement the Corporate Governance Reforms, of which Plaintiffs were a substantial and material cause.

3.2. In further consideration for the full Settlement and release of the Released Claims, Celsius and the Board also acknowledge that Plaintiffs and the Derivative Actions were a substantial and material cause of the Company's adoption and implementation of the Corporate Governance Reforms.

3.3. The Corporate Governance Reforms shall remain in effect for a period of at least three (3) years from the date of adoption.

3.4. Celsius and the Board acknowledge that the Corporate Governance Reforms confer substantial benefits on the Company and Current Celsius Stockholders.

4. Stay of Proceedings

4.1. Pending Final Approval of the Settlement by the Court, Plaintiffs agree to stay the Derivative Actions, and Plaintiffs and Plaintiffs' Counsel agree not to initiate any other proceedings related to the Derivative Actions other than those incident to the Settlement itself.

4.2. The Parties will request that the Court order that, pending Final Approval of the Settlement, Plaintiffs and all Current Celsius Stockholders are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement, prosecution, or instigation of any action asserting any of the Released Claims, either directly, representatively, derivatively, or in any other capacity, against Celsius, the Individual Defendants, or any of the Released Defendant Parties.

5. Submission and Application to the Court

5.1. As soon as reasonably practicable after this Stipulation has been executed, Plaintiffs shall move for Preliminary Approval and entry of a Preliminary Approval Order (the "Preliminary Approval Order"), substantially in the form attached hereto as Exhibit B, establishing the procedure for the approval of notice to Current Celsius Stockholders substantially in the form attached hereto as Exhibit C (the "Notice").

6. Notice

6.1. Celsius shall undertake the administrative responsibility for filing and publishing the Notice, substantially in the form attached hereto as Exhibit C, and shall be responsible for paying the costs and expenses related thereto. Within ten (10) business days after the entry of the Preliminary Approval Order, Celsius shall file a Form 8-K with the SEC, which shall include as attachments the Notice and the Stipulation (including all exhibits thereto), and shall cause the Summary Notice to be published one time in the Investor's Business Daily or www.Investors.com. Also, within ten (10) business days after the entry of the Preliminary Approval Order, the SEC Form 8-K with attachments shall be made available on the investor relations page of the Company's website until the Judgment becomes Final. Defendants shall pay for all costs associated with this notice program or any other form and manner of notice required by the Court. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice of the Settlement to all Persons entitled to receive such notice pursuant to applicable law and due process.

6.2. Counsel for Celsius shall, at least ten (10) business days before the Settlement Hearing, file with the Court an appropriate affidavit with respect to compliance with the requirements set forth in the foregoing paragraph.

7. Order and Final Judgment

7.1. If the Settlement (including any modifications thereto made with the consent of the Parties as provided for herein) shall be approved by the Court following the Settlement Hearing as fair, reasonable, and adequate and in the best interests of Celsius, the Parties shall jointly request that the Court enter an order substantially in the form attached hereto as Exhibit D (the "Order and Final Judgment").

7.2. The Order and Final Judgment shall, among other things, provide for full and complete dismissal of the *Ingrao* Action with prejudice, and the Settlement and release of the Released Claims by the Releasing Parties as against the Released Parties.

8. Cooperation

8.1. The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court's approval of the Settlement, and to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to obtain the Court's approval of the Settlement, consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Derivative Actions with prejudice without costs, fees or expenses to any Party (except as provided for herein).

8.2. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Stipulation.

9. Conditions of Settlement

9.1. The Settlement is conditioned upon the fulfillment of each of the following: (i) entry by the Court of an Order and Final Judgment in the form attached hereto as Exhibit D approving the proposed Settlement and dismissing the *Ingrao* Action with prejudice without the

award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses to Plaintiffs' Counsel that the Court may make as contemplated herein; (ii) the submission of a notice and/or stipulation of voluntary dismissal of the *Lampert* Action and the *Hammond* and *Hepworth* Action within five (5) business days of the entry of the Order and Final Judgment dismissing the *Ingrao* Action; and (iii) Final Approval of the Settlement.

9.2. Each of Celsius and the Individual Defendants shall have the right to withdraw from the Settlement in the event that any claims related to the subject matter of the Derivative Actions are commenced or prosecuted against any of the Released Defendant Parties in any court prior to Final Approval of the Settlement and such claims are not dismissed with prejudice or stayed in contemplation of dismissal following Final Approval of the Settlement. In the event such claims are commenced, the Parties agree to cooperate and use their reasonable best efforts to secure the dismissal thereof or a stay in contemplation of dismissal following Final Approval of the Settlement. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval for any reason. In such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Actions or to entitle any Party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement, including any costs related to providing notice to Current Celsius Stockholders (as set forth in paragraph 6.1), to the extent such costs have already been incurred by Celsius.

9.3. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation or any term sheet or other document relating to the terms of the proposed Settlement shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Actions; nor shall they be deemed a presumption, a concession, or an admission by the Parties of any fault, liability, wrongdoing or damages whatsoever as to any facts, claims or defenses that have been or could have been alleged or asserted in the Derivative Actions, or any other action or proceeding or each thereof; nor shall

they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding.

10. Warranty and Non-Assignment of Claims

10.1. Plaintiffs and Plaintiffs' Counsel represent and warrant that Plaintiffs are current Celsius stockholders and that none of Defendants' Released Claims have been assigned, encumbered, or in any manner transferred in whole or in part, and that neither Plaintiffs nor Plaintiffs' Counsel will attempt to assign, encumber, or in any way transfer, in whole or in part, any of Defendants' Released Claims.

11. Attorneys' Fees and Reimbursement of Expenses for Plaintiffs' Counsel

11.1. After negotiation of the principal terms of the Settlement, including the Corporate Governance Reforms, the Parties commenced negotiations regarding attorneys' fees and reimbursement of expenses for Plaintiffs' Counsel, and in connection therewith, participated in the full-day Mediation session with the assistance of Ms. Yoshida. Following a full day of negotiations, and after the Parties had reached an impasse as to this final remaining Settlement term, Ms. Yoshida made a Mediator's proposal for the payment of $987,500 in attorneys' fees and expenses (the "Fee Award") to Plaintiffs' Counsel, subject to approval by the Court, which all Parties accepted.

11.2. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the proposed Settlement independently of Plaintiffs' Counsel's proposed Fee Award. The failure of the Court to approve the proposed Fee Award, in whole or in part, shall have no effect on the validity of the Settlement or delay the enforceability of the Settlement, and final resolution by the Court of the proposed Fee Award shall not be a precondition to the dismissal with prejudice of the Derivative Actions. Any failure of the Court to approve the proposed Fee Award, in whole or in part, shall not provide any of the Parties with the right to terminate the Settlement.

11.3. In full and final settlement of the claims asserted in the Derivative Actions against the Defendants and in consideration of the releases specified herein, Celsius shall pay and/or cause to be paid the Fee Award entered by the Court as provided by the terms of such order within thirty

(30) business days of (i) entry of the Preliminary Approval Order and (ii) Plaintiffs' Counsel completing the Company's vendor onboarding process by providing the necessary information required for payment by ACH, including without limitation a signed W-9 and a tax ID number, whichever is later, with the Fee Award to be held in the escrow account of SGS. No payments shall be made from the escrow account of SGS until allocation of the Fee Award has been resolved pursuant to paragraph 11.5 of this Stipulation. Any payment of the Fee Award provided herein shall be subject to Plaintiffs' Counsel's obligation to make refunds or repayments to Celsius of any amounts paid, if the Settlement is terminated pursuant to the terms of this Stipulation or fails to become effective for any reason, or if, as a result of any appeal of further proceedings on remand or successful collateral attack, the award of attorneys' fees and/or expenses is reduced or reversed by final non-appealable court order.

11.4. Plaintiffs may seek the Court's approval of reasonable service awards for each Plaintiff of up to $5,000.00, to be paid from the Fee Award, and Defendants shall not oppose any such request.

11.5. Plaintiffs' Counsel shall allocate the Fee Award among themselves. Any fee allocation mediation or costs associated with allocation shall be borne solely by Plaintiffs' Counsel.

12. Stipulation Not an Admission

12.1. Neither this Stipulation nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Actions or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense.

12.2. Any communications related to the Settlement, their contents or any of the negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Derivative Actions or otherwise, except as may be necessary to effectuate the Settlement.

12.3. Paragraphs 9.2, 9.3, 12.1, and 12.2 shall remain in full force and effect in the event that the proposed Settlement is terminated or fails to become effective for any reason.

13. No Waiver

13.1. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of the Settlement shall not be deemed a waiver of any of the provisions of the Settlement, and such Party shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement. All waivers must be in writing and signed by the Party against whom the waiver is asserted.

13.2. No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations pursuant to the Settlement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under the terms of the Settlement.

14. Breach

14.1. The Parties agree that in the event of any breach of the Settlement, all of the Parties' rights and remedies at law, equity, or otherwise, are expressly reserved.

15. Entire Agreement; Amendments

15.1. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the signatories hereto.

16. Counterparts

16.1. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.

17. Successors and Assigns

17.1. Except as expressly provided for herein, this Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, affiliates and assigns.

18. Jurisdiction

18.1. Any action related to implementing and enforcing the Settlement shall be filed and litigated exclusively in the Court. Each Party (i) consents to personal jurisdiction in any such action brought in the Court, (ii) consents to service of process by registered mail (with a copy to be delivered at the time of such mailing to counsel for each Party by facsimile or electronic mail) upon such Party and/or such Party's agent for purposes of such action, (iii) waives any objection to venue in the Court and any claim that the Court is an inconvenient forum for such action, and (iv) waives any right to demand a jury trial as to any such action.

19. Authority

The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, dated December 2, 2024.

Brett D. Stecker
Rusty E. Glenn
Shuman, Glenn & Stecker
600 17th Street, Suite 2800 South
Denver, CO 80202
(303)861-3003
Email: brett@shumanlawfirm.com
rusty@shumanlawfirm.com

John P. Aldrich
Aldrich Law Firm, Ltd.
7866 West Sahara Avenue
Las Vegas, NV 89117
(702) 853-5490
Email: jaldrich@johnaldrichlawfirm.com

Counsel for Plaintiff Nicholas R. Ingrao

Joseph G. Tully
Elizabeth Gingold Clark
Oyinkansola Y. Muraina
Alston & Bird
90 Park Avenue
New York, NY 10016
(212) 210-9400
Email: Joe.Tully@alston.com
Elizabeth.Clark@alston.com
Oyinkan.Muraina@alston.com

Matthew T. Dushoff
Saltzman Mugan Dushoff
1835 Village Center Circle

/s/ Gregory M. Egleston
Gregory M. Egleston
Gainey McKenna & Egleston
260 Madison Avenue, 21st Floor
New York, New York 10016
(212) 983-1300
Email: gegleston@gme-law.com

Matthew L. Sharp
Matthew L. Sharp, LTD.
419 Flint St.
Reno, NV 89501
(775) 324-1500
Email: matt@mattsharplaw.com

Counsel for Plaintiff Doreen R. Lampert

Las Vegas, NV 89134
(702) 405-8500
Email: mdushoff@nvbusinesslaw.com
wgonzales@nvbusinesslaw.com

Counsel for Defendants and Nominal Defendant Celsius Holdings, Inc.

Seth D. Rigrodsky
Timothy J. MacFall
Rigrodsky Law, P.A.
825 East Gate Boulevard, Suite 300
Garden City, NY 11530
(516) 683-3516
Email: sdr@rl-legal.com
tjm@rl-legal.com

John P. Aldrich
Aldrich Law Firm, Ltd.
7866 West Sahara Avenue
Las Vegas, NV 89117
(702) 853-5490
Email: jaldrich@johnaldrichlawfirm.com

Counsel for Plaintiff Jennifer Hammond

Joshua Grabar
Grabar Law Office
One Liberty Place
1650 Market Street, Suite 3600
Philadelphia, PA 19103
(267) 507-6085
Email: jgrabar@grabarlaw.com

John P. Aldrich
Aldrich Law Firm, Ltd.
7866 West Sahara Avenue
Las Vegas, NV 89117
(702) 853-5490
Email: jaldrich@johnaldrichlawfirm.com

Counsel for Plaintiff Dana Hepworth

Exhibit A

I. CORPORATE GOVERNANCE REFORMS TO BE IMPLEMENTED AND MAINTAINED BY CELSIUS HOLDINGS, INC. AS A RESULT OF THE SETTLEMENT

Celsius Holdings, Inc. ("Celsius" or the "Company") will implement the below corporate governance reforms ("Reforms") within ninety (90) days of issuance of Final Settlement Approval and maintain those Reforms for no less than three (3) years, subject to modification(s) required by applicable laws, regulations, or fiduciary duties owed to the Company or its stockholders. Any proposed modification(s) to the Reforms will be fully discussed at a meeting of the Company's Board of Directors (the "Board") attended by the Company's Chief Legal Officer ("CLO"). In addition, the Company acknowledges and agrees that the Plaintiffs' efforts in connection with their respective actions (the "Derivative Actions") were a substantial factor in the adoption, implementation, and maintenance of these Reforms, and that these Reforms confer a substantial benefit on the Company and its current shareholders.

1. BOARD COMPOSITION AND PRACTICES

The Board will maintain its Director Rotation Policy, adopted at a November 2, 2023 Board meeting, the terms of which require that directors who have reached the age of seventy-five (75) will rotate off the Board by not standing for reelection at the next annual meeting of stockholders. Celsius acknowledges that the filing and prosecution of the Derivative Actions was a substantial factor in the adoption of the Director Rotation Policy.

In addition, on February 20, 2024, the Board adopted Corporate Governance Principles providing that, ordinarily, directors should not serve on more than four (4) boards of other public companies in addition to the Company's Board and the CEO of the Company should not serve on more than one (1) board of a public company other than the Company. In addition, due to the demanding nature of service on the Audit Committee, the Board prefers that the members of the Audit Committee shall not serve on more than two (2) audit committees of other public companies at the same time as they are serving on the Company's Audit Committee, without prior approval of the Board. Celsius acknowledges that the filing and prosecution of the Derivative Actions was a substantial factor in the adoption of these Corporate Governance Principles.

Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair a director's service on the Board.

Directors should advise the Chair of the Board, the Lead Independent Director, and the Chair of the Governance and Nominating Committee, and provide them with an opportunity to object, before accepting membership on another public company's board. In the event of an objection, the Board shall be consulted for approval before accepting such other board position. The CEO should only accept appointment to the board of another company, whether public or private, with the prior approval of the Board. In no instance shall a director serve on the board of a competitor of Celsius without the prior approval of the Board.

The Company shall maintain all Board presentations and minutes in the Company's records for no less than seven (7) years.

2. MANAGEMENT-LEVEL DISCLOSURE COMMITTEE

The Company will maintain the management-level Disclosure Committee it created contemporaneously with the preparation, review, and filing of its Quarterly Report on SEC Form 10-Q for the second quarter of fiscal year 2023. The Company acknowledges that the Derivative Actions were a substantial factor in the adoption of the Disclosure Committee's Charter.

The Disclosure Committee's Charter provides that:

- ***Function:*** The function of the Disclosure Committee will be to assist the Company's Chief Executive Officer and Chief Financial Officer (together, the "Senior Officers") in fulfilling their responsibility for oversight of the accuracy and timeliness of the public disclosures made by the Company to its security holders or the investment community, including those in its SEC filings. Such disclosures should: (i) be accurate, complete, and timely; (ii) fairly present the Company's financial condition, results of operations, and cash flows in all material respects; and (iii) meet any other applicable laws and stock exchange requirements.

- ***Composition*:** The Disclosure Committee should consist of at least five (5) members of senior and/or executive-level management and include representation from the following areas: (i) Accounting/Finance; (ii) Legal; (iii) Investor Relations; (iv) Human Resources; (v) SOX/Controls Compliance/Internal Audit; and (vi) IT.[2] The Committee shall consist of at least one member from Legal, with expertise in SEC rules and regulations with respect to disclosure, and one member from Accounting/Finance, with expertise in accounting and SEC financial reporting. In addition, the Disclosure Committee may invite other personnel of the Company or external subject matter experts (e.g., external auditors) as needed. The members of the Disclosure Committee are appointed and replaced by the Senior Officers.

- ***Chairperson*:** One member of the Disclosure Committee will be designated the Disclosure Committee's Chairperson. The Disclosure Committee Chairperson shall schedule and preside over the meetings and ensure the timely preparation of agendas and written minutes from meetings.

- ***Charter Amendments*:** The Disclosure Committee may amend its Charter as necessary, with any proposed amendments requiring approval by a majority vote of the permanent members and the Senior Officers. The Charter shall be reviewed at least once a year to ensure its continued relevance and effectiveness, and the Committee shall assess its effectiveness periodically during a regular meeting of the Committee.

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[2] In the absence of a representative from IT, the Disclosure Committee shall receive a quarterly report from the head of IT concerning cybersecurity incidents and reporting.

Any questions regarding the interpretation of the Charter or the Committee's procedures shall be resolved by a Senior Officer.

- ***Meeting Frequency*****:** The Disclosure Committee shall meet as frequently as may be necessary to ensure the accuracy and completeness of the disclosure statements, to evaluate the disclosure controls and procedures, and to determine whether any changes are necessary or advisable with respect to ongoing disclosure statements. At a minimum, the Disclosure Committee shall meet quarterly, during the 2-week period prior to the quarterly and annual SEC disclosure filings. Additional meetings could be scheduled on an *ad hoc* basis as priorities and/or emergency situations arise.

- ***Authority and Responsibilities*****:** In assisting the Senior Officers in fulfilling their responsibility for oversight of the accuracy and timeliness of the public disclosures made by the Company to its security holders or the investment community, including those in SEC filings, the Disclosure Committee shall be responsible for the following tasks and in each case shall be subject to the supervision and oversight of the Senior Officers, who shall maintain final decision-making authority over all such disclosures.

    - Design and establish controls and other procedures that are intended to ensure that: (i) information required to be disclosed by the Company to the SEC and stockholders and other written information that the Company will disclose to the investment community is recorded, processed, summarized and reported accurately, including in conformity with, and within the time periods specified by, the SEC's rules and forms; and (ii) information is accumulated and communicated to management to allow timely decisions regarding such required disclosure (the "Disclosure Controls and Procedures").

    - Evaluate the integrity and effectiveness of the Disclosure Controls and Procedures as of the end of each reporting period, including through the use of outside consultants, as the Disclosure Committee deems useful and appropriate.

    - Review all information pertinent to the preparation and evaluation of quarterly and annual SEC filings.

    - Review the Company's: (i) periodic and current reports; annual reports to stockholders; proxy statements; registration statements; and any other information filed with the SEC (in the case of Forms 3, Forms 4, and Forms 5, however, the Committee shall take note of the timeliness thereof without review of the content thereof); (ii) press releases containing material financial information and earnings guidance; and (iii) correspondence and presentations broadly disseminated to stockholders and ensure that the appropriate processes are in place with respect to the legal, financial, and other requisite review of the Company's analyst and investor presentations, presentations to ratings agencies, and financial information to be displayed on the Company's website (all such information collectively referred to as the "Disclosure Statements").

- o Ensure the proper flow of information relevant to the preparation of the Disclosure Statements and monitor on an ongoing basis the proper collection, processing, and channeling of material information from the business operations level to the Committee.
- o Review the Company's risk factor disclosures and consider whether additional disclosures or modifications should be made on an ongoing basis.

A copy of the Disclosure Committee Charter, as adopted at the February 23, 2024 meeting of the Disclosure Committee, is attached as **Exhibit A**.

3. ENHANCEMENTS TO THE AUDIT AND ENTERPRISE RISK COMMITTEE

The Audit and Enterprise Risk Committee (the "Audit Committee") shall continue to review and discuss with management and the auditors the Company's annual audited financial statements and quarterly unaudited financial statements, and related footnotes ("Audit Committee Financial Statement Review"), including (i) disclosures therein concerning any material change to the accounting for non-cash compensation granted to Company employees and/or directors, including but not limited to Celsius stock options, Celsius stock shares, and/or restricted stock units ("Equity Compensation"), and (ii) the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC. Prior to the filing of such Reports with the SEC, the Audit Committee shall also consider, as appropriate, any report from the Compensation Committee regarding any modification of or other issues that arise with respect to the Company's equity-related plans and arrangements. Following an Audit Committee Financial Statement Review, the Audit Committee shall report to the Board and provide a summary of the Audit Committee's discussion with management and the auditors during the Audit Committee Financial Statement Review, including discussion of any material change to the accounting for Equity Compensation.

The Audit Committee Charter shall be amended to provide that the Audit Committee shall meet as often as it deems necessary, but not less than five (5) times per year. At least one of these meetings of the Audit Committee shall concern SOX compliance and risk management.

The Audit Committee shall continue to, at least annually, review, discuss with the Company's independent auditors, and approve the high-level functions of the Company's internal audit department, including its purpose, authority, organization, responsibilities, budget, and staffing, including review and approval of the hiring or dismissal and compensation of the head of the Company's internal audit department.

A copy of the Audit and Enterprise Risk Committee Charter, as adopted at the August 1, 2024 meeting of the Board of Directors, is attached as **Exhibit B**.

4. DUTIES AND RESPONSIBILITIES OF THE CHIEF LEGAL OFFICER

The CLO shall be responsible for assisting the Board in fulfilling its oversight of Celsius's compliance with applicable laws, regulations, and the dissemination of true and accurate

information. In this regard, the CLO shall work with the Governance and Nominating Committee, the Audit Committee, and other Board committees, as appropriate, to facilitate the Board's oversight responsibilities.

The CLO shall have responsibility for overseeing the assessment of organizational risk for misconduct and noncompliance with applicable laws and regulations. The CLO shall report material risks relating to compliance or disclosure issues to the Audit Committee or to a meeting of the full Board (provided a majority of the Audit Committee's members are in attendance), and, as the CLO deems appropriate or the Audit Committee requests, make recommendations for further evaluation of and/or remedial action to address the material risks identified.

The responsibilities and duties of Celsius's CLO, in addition to the duties set forth above, shall include the following:

(a) Working with the Governance and Nominating Committee or the Audit Committee, as appropriate, to evaluate and define the goals of Celsius's ethics and legal compliance program in light of trends and changes in laws that might affect Celsius's compliance with applicable laws and regulations;

(b) Overseeing Celsius's ethics and legal compliance program and the implementation of procedures for monitoring and evaluating the program's performance, and for communicating with and informing the Governance and Nominating Committee or the Audit Committee, as appropriate, regarding progress toward meeting program goals;

(c) Serving as a member of the Disclosure Committee and fulfilling the responsibilities of membership described in the Disclosure Committee Charter;

(d) Reporting to the Audit Committee any material allegations of fraud or disclosure violations, and preparing quarterly written reports (which may consist of a presentation deck) to the Audit Committee and, as the CLO deems appropriate or the Audit Committee requests, recommending remedial actions; and

(e) At least every quarter, meeting with the Audit Committee to review known legal and regulatory matters that may have a material impact on the Company's financial statements, including legal cases against or regulatory investigations of the Company, and any material reports or inquiries received from regulators or government agencies.

(f) Working with the Audit Committee to evaluate the adequacy of Celsius's policies and procedures for ensuring compliance with applicable laws and regulations.

5. IMPROVEMENTS TO THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Celsius shall amend the charter of the Human Resources & Compensation Committee (the "Compensation Committee") to require membership by at least three (3) independent directors. The Human Resources & Compensation Committee Charter shall also be amended to provide that:

(a) In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall take into account the particular executive's performance as it relates to compliance with the Company's internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company's plans, policies, or agreements, including employment agreements with Executive Officers.

(b) In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular Executive Officer's departure and the Executive Officer's performance as it relates to compliance with the Company's internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company's plans, policies, or agreements, including employment agreements with Executive Officers.

(c) The Compensation Committee shall review and approve all Executive Officer compensation plans and Executive Officer retirement plans, including any bonus or incentive plans, equity compensation plans and equity arrangements (considering the projected costs of such equity compensation plans and arrangements), subject to Board and shareholder approval as appropriate, and, to the extent it deems necessary or appropriate, make recommendations regarding the establishment, amendment or modification of any such plans.

(d) The Compensation Committee shall report to the Board regarding any modification of or other issues that arise with respect to the Company's equity-related plans and arrangements.

A copy of the Human Resources and Compensation Committee Charter, as adopted at the August 1, 2024 meeting of the Board of Directors, is attached as **Exhibit C**.

6. INTERNAL CONTROL AND COMPLIANCE FUNCTION

The Audit Committee shall continue to review and discuss with management and the independent auditors the Company's quarterly earnings press releases, as well as financial information and earnings guidance to be provided to investors, analysts, or rating agencies.

The Audit Committee Charter shall be amended to provide that the Audit Committee shall meet with the CLO at least every quarter to review legal and regulatory matters that may have a material impact on the Company's financial statements, including legal cases against or regulatory investigations of the Company, and any material reports or inquires received from regulators or government agencies.

7. DIRECTOR EDUCATION

The Company shall encourage directors to attend and reimburse directors for the costs associated with continuing education programs designed for directors of publicly traded companies and relevant to their performance on the Company's Board and committees. The subject matter of this training may include, as examples, the rules and regulations regarding public disclosures; GAAP; the Sarbanes-Oxley Act of 2002; standards governing internal controls over financial reporting, including those promulgated in the Committee of Sponsoring Organizations of the

Treadway Commission Framework; corporate governance; assessment of risk; compliance auditing; and reporting requirements for publicly traded corporations.

8. Recoupment Policy

The Company shall post on the Investor Relations portion of its website the Policy Regarding the Mandatory Recovery of Compensation, as adopted by the Board on November 1, 2023 (the "Clawback Policy"). The Clawback Policy shall include its effective date and all revision dates.

9. Whistleblower Policy

On December 29, 2021, the Company established a whistleblower website portal provided and monitored by an independent, third-party supplier, AllVoices (the "AllVoices Portal"). The Company shall add links to the AllVoices Portal to the Company Intranet and amend its Code of Ethical Conduct to include references to the AllVoices Portal.

The Company shall also amend its Code of Ethical Conduct to add the following enhancements to the whistleblower provisions in that document:

- encouraging the Company's employees, directors, and officers with a reasonable belief that ethical and/or legal violations have occurred, to report such violations through the Company's anonymous AllVoices Portal;
- where necessary and appropriate, modifying the Company processes concerning the handling of allegations of ethical and legal violations, to ensure the Company has an effective and reliable process for responding to such allegations, including escalating them when appropriate to senior management, directors, and/or officers;
- communicating effectively that the Company is serious about adherence to its Code of Ethics and that whistleblowing is an important tool in achieving this goal;
- expanding examples of the types of unethical conduct employees may report, including concerns about the integrity of the Company's public disclosures, internal controls, auditing, financial reporting, sales and marketing disclosures and activities, legal compliance, sexual harassment, discrimination, and other matters; and
- encouraging self-reporting of violations of the Code of Ethical Conduct by employees and advising that the Company will take such self-reporting into account when considering the appropriate course of action.

The Company shall remind employees of the Whistleblower Policy and the options and protections afforded whistleblowers therein in employee communications provided annually and via the Company's internal communications systems.